Accel Entertainment, Inc. SC 13G/A

AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 12th day of February 2021, by and among TPG Group Holdings (SBS) Advisors, Inc., TPG Group Advisors (Cayman), Inc., TPG Pace Beneficial Finance Sponsor, Series LLC, TPG Pace Tech Opportunities Sponsor, Series LLC, David Bonderman, James G. Coulter, and Karl Peterson.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated:  February 12, 2021

TPG Group Holdings (SBS) Advisors, Inc.

By: /s/ Michael LaGatta

Name:  Michael LaGatta

Title:    Vice President

TPG Group Advisors (Cayman), Inc.

By: /s/ Michael LaGatta

Name:  Michael LaGatta

Title:    Vice President

TPG Pace Beneficial Finance Sponsor, Series LLC

By: /s/ Michael LaGatta

Name:  Michael LaGatta

Title:    Vice President

TPG Pace Tech Opportunities Sponsor, Series LLC

By: /s/ Michael LaGatta

Name:  Michael LaGatta

Title:    Vice President

David Bonderman

By: /s/ Gerald Neugebauer

Name:  Gerald Neugebauer, on behalf of David Bonderman (1)

James G. Coulter

By: /s/ Gerald Neugebauer

Name:  Gerald Neugebauer, on behalf of James G. Coulter (2)

Karl Peterson

By: /s/ Michael LaGatta

Name:  Michael LaGatta, on behalf of Karl Peterson (3)

 _______________

(1) Gerald Neugebauer is signing on behalf of Mr. Bonderman pursuant to an authorization and designation letter dated February 26, 2020, which was previously filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to a Form 4 filed by Mr. Bonderman on March 6, 2020 (SEC File No. 001-38156).

(2) Gerald Neugebauer is signing on behalf of Mr. Coulter pursuant to an authorization and designation letter dated February 26, 2020, which was previously filed with the Commission as an exhibit to a Form 4 filed by Mr. Coulter on March 6, 2020 (SEC File No. 001-38156).

(3) Michael LaGatta is signing on behalf of Mr. Peterson pursuant to an authorization and designation letter dated March 30, 2020, which was previously filed with the Commission as an exhibit to a Schedule 13D filed by Mr. Peterson on March 30, 2020 (SEC File No. 005-90040).

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